EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints Malon Wilkus, Adam Blumenthal, John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Company, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                               Title                                     Date
---------                               -----                                     -----

/s/ Robert L. Allbriton                 Director                                  October 16, 1998
---------------------------
Robert L. Allbriton


/s/ Adam Blumenthal                     Director, Executive Vice                  October 25, 1998
---------------------------             President and Secretary
Adam Blumenthal


/s/ David Gladstone                     Vice Chairman of the Board                October 16, 1998
---------------------------             of Directors
David Gladstone


/s/ Neil M. Hahl                        Director                                  October 15, 1998
------------------
Neil M. Hahl


/s/ Philip R. Harper                    Director                                  October 21, 1998
---------------------------
Philip R. Harper


/s/ Stephen L.Hester                    Vice President                            October 15, 1998
---------------------------
Stephen L. Hester


/s/ Stan Lundine                        Director                                  October 16, 1998
---------------------------
Stan Lundine


/s/ Alvin N. Puryear                    Director                                  October 16, 1998
---------------------------
Alvin N. Puryear


/s/ Stephen P. Walko                    Director                                  October 16, 1998
---------------------------
Stephen P. Walko


/s/ Malon Wilkus                        Chairman of the Board of                  October 16, 1998
---------------------------             Directors, President and Chief
Malon Wilkus                            Executive Officer